                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                                NETCENTIVES INC.


     The following Amended and Restated Certificate of Incorporation of Netcentives Inc. amends and restates the provisions of and supersedes the Certificate of Incorporation filed with the Secretary of State of the State of Delaware on February 9, 1999 in its entirety.


                                   ARTICLE I

     The name of the corporation is NETCENTIVES INC. (the "Corporation")


                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware, County of New Castle, is The United States Corporation Company (CSC), 1013 Centre Street, Wilmington, Delaware, 19805. The name of its registered agent at such address is The United States Corporation Company (CSC).

                                  ARTICLE III

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware .

                                   ARTICLE IV

     (A)  Classes of Stock.  This corporation is authorized to issue two classes
          ----------------
of stock to be designated, respectively, "Common Stock" and "Preferred Stock"
                                          ------------       ---------------
each with a par value of $0.001 per share. The total number of shares which the corporation is authorized to issue is Fifty Four Million Five Hundred Sixty Nine Thousand Two Hundred Twenty One (54,569,221) shares. Thirty Three Million Two Hundred Forty Thousand (33,240,000) shares shall be Common Stock and Twenty One Million Three Hundred Twenty Nine Thousand Two Hundred Twenty One (21,329,221) shares shall be Preferred Stock.

     (B)  Rights, Preferences and Restrictions of Preferred Stock. The Preferred
          -------------------------------------------------------
Stock authorized by this Certificate of Incorporation may be issued from time to time in series. The rights, preferences, privileges and restrictions granted to and imposed on the Series A Preferred Stock, which series shall consist of 1,452,613 shares, the Series B Preferred Stock, which series shall consist of 660,391 shares, the Series C Preferred Stock, which series shall consist of 7,787,155 shares, the Series D Preferred Stock, which series shall consist of 5,500,000 shares, and the Series E Preferred Stock, which series shall consist of 5,279,062 shares, which are as set forth below in this Article IV(B).

     Except as to the Series A, Series B, Series C, Series D and Series E Preferred Stock and except as otherwise provided in this Certificate of Incorporation, the Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued additional series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them. The Board of Directors, except as otherwise provided in this Certificate of Incorporation, is also authorized to decrease the number of shares of any series, excluding the Series A, Series B and Series C Preferred Stock, subsequent to the issuance of shares that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          1.  Dividend Provisions.  The holders of shares of Series A Preferred
              -------------------
Stock, Series B Preferred Stock, Series C Preferred Stock, Series D and Series E Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Series N Preferred Stock or Common Stock of this corporation, at the rate of (a) $0.052 per share per annum on each outstanding share of Series A Preferred Stock, (b) $0.08 per share per annum on each outstanding share of Series B Preferred Stock, (c) $0.104 per share per annum on each outstanding share of Series C Preferred Stock, (d) $0.252 per share per annum on each outstanding share of Series D Preferred Stock, and (e) $0.546 per share per annum on each outstanding share of Series E Preferred Stock each payable quarterly when, as and if declared by the Board of Directors. No dividends shall be paid on any shares of Common Stock unless a dividend (including the amount of any dividends paid pursuant to the above provision of this Section 1) is paid with respect to all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock could then be converted. Such dividends shall not be cumulative.

          2.  Liquidation Preference.
              ----------------------

              (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Series N Preferred Stock or Common Stock by reason of their ownership thereof, an amount equal to (i) $0.65 for each share of Series A Preferred Stock then held by them, plus declared but unpaid dividends on the Series A Preferred Stock, (ii) $1.00 for each share of Series B Preferred Stock then held by them, plus declared but unpaid dividends on the Series B Preferred Stock, (iii) $1.30 for each share of Series C Preferred Stock then held by them, plus declared but unpaid dividends on the Series C Preferred Stock, (iv) $3.15 for each share of Series D Preferred Stock, then held by them, plus declared but unpaid dividends on the Series D Preferred Stock and (v) $6.82 for each share of Series E Preferred Stock, then held by them, plus declared but unpaid dividends on the Series E Preferred Stock. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

              (b) Upon the completion of the distribution required by
Section 2(a) above, if assets remain in this corporation, the holders of the Series N Preferred Stock and Common Stock of this corporation shall receive all of the remaining assets of this corporation as provided in Sections 2(a) and (b) of Division (C), below.

              (c) For purposes of this Section 2, a liquidation, dissolution or winding up of this corporation shall be deemed to be occasioned by, or to include, (i) the acquisition of the corporation by another entity by means of any transaction or Series of related transactions (including, without limitation, any reorganization, merger or consolidation, but excluding any merger effected exclusively for the purpose of changing the domicile of the corporation); or (ii) a sale of all or substantially all of the assets of the corporation, unless the corporation's stockholders of record as constituted
             ------
immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity in approximately the same relative percentages after such acquisition or sale as before such acquisition or sale.

              (d) In any of the events specified in (c) above, if the consideration received by the corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                  (i) Securities not subject to investment letter or other similar restrictions on free marketability:

                          (A)  If traded on a securities exchange or the Nasdaq
National Market System, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

                          (B)  If actively traded over-the-counter, the value
shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

                          (C)  If there is no active public market, the value
shall be the fair market value thereof, as mutually determined by the corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

                  (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i) (A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

                  (iii) In the event the requirements of Section 2(d) are not complied with, this corporation shall forthwith either:

                          (A) cause such closing to be postponed until such
time as the requirements of this Section 2 have been complied with; or

                          (B) cancel such transaction, in which event the
rights, preferences and privileges of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 2(d)(iv) hereof.

                  (iv) The corporation shall give each holder of record of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the corporation has given the first notice provided for herein or sooner than ten
(10) days after the corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

          3.  Redemption.  The Series A Preferred Stock, Series B Preferred
              ----------
Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are not redeemable.

          4.  Conversion.  The holders of the Series A Preferred Stock, Series B
              ----------
Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall have conversion rights as follows (the "Conversion
                                                              ----------
Rights"):
------
              (a) Right to Convert.
                  ----------------

                  (i) Subject to Section 4(c), each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (i) $0.65 in the case of the Series A Preferred Stock, (ii) $1.00 in the case of the Series B Preferred Stock, (iii) $1.30 in the case of the Series C Preferred Stock, (iv) $3.15 in the case of the Series D Preferred Stock and
(v) $6.82 in the case of the Series E, by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Prices shall be $0.65 per share of Series A Preferred Stock, $1.00 per share of Series B Preferred Stock, $1.30 per share of Series C Preferred Stock, $3.15 per share of Series D Preferred Stock and $6.82 per share of Series E Preferred Stock. Such initial Conversion Prices shall be subject to adjustment as set forth in
Section 4(d).

                  (ii) Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such share immediately upon the earlier of (i) except as provided below in Section 4(c), the corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which is not less than $6.50 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) and which results in aggregate cash proceeds to the corporation of $15,000,000 (net of underwriting discounts and commissions) or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of the Series of Preferred Stock in question.

              (b) Mechanics of Conversion.  Before any holder of Series A
                  -----------------------
Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of

Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock upon conversion of such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall not be deemed to have converted such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock until immediately prior to the closing of such sale of securities.

              (c) Conversion Price Adjustments of Preferred Stock.  The
                  -----------------------------------------------
Conversion Prices of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be subject to adjustment from time to time as follows:

                  (i) (A) If the corporation shall issue, after the date upon which any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock were first issued (the "Purchase Date" with respect to a particular series), any Additional Stock (as
 -------------
defined below) without consideration or for a consideration per share less than the Conversion Price for such Series of Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such Series in effect immediately prior to each such issuance shall automatically (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock and the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock outstanding immediately prior to such issuance plus the number of shares of Additional Stock that the aggregate consideration received by the corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock and Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock outstanding immediately prior to such issuance plus the number of shares of such Additional Stock.

                      (B) No adjustment of the Conversion Prices for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Sections 4(c)(i)(E)(3) and 4(c)(i)(E)(4), no adjustment of a Conversion Price pursuant to this Section 4(c)(i) shall have the effect of increasing such Conversion Price above the Conversion Price for such Series in effect immediately prior to such adjustment.

                          (C)  In the case of the issuance of Additional Stock
for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                          (D)  In the case of the issuance of the Additional
Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                          (E)  In the case of the issuance (whether before, on
or after the applicable Purchase Date) of options to purchase or rights to subscribe for Additional Stock, securities by their terms convertible into or exchangeable for Additional Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 4(c)(i) and Section 4(c)(ii):

                              (1)  The aggregate maximum number of shares of
Additional Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Additional Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 4(d)(i)(C) and 4(d)(i)(D)), if any, received by the corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Additional Stock covered thereby.

                              (2)  The aggregate maximum number of shares of
Additional Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 4(d)(i)(C) and 4(d)(i)(D)).

                              (3)  In the event of any change in the number of
shares of Additional Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Prices of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Additional Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                              (4)  Upon the expiration of any such options or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Prices of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Additional Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                              (5)  The number of shares of Additional Stock
deemed issued and the consideration deemed paid therefor pursuant to Sections 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4(d)(i)(E)(3) or (4).

                  (ii)    "Additional Stock" shall mean any shares of Common
                           ----------------
Stock issued (or deemed to have been issued pursuant to Section 4(c)(i)(E)) by this corporation after the Purchase Date) other than

                          (A)  Common Stock issued pursuant to a transaction
described in Section 4(c)(iii) hereof,

                          (B)  Shares of Common Stock issuable or issued to
employees, consultants or directors of this corporation directly or pursuant to a stock option plan or restricted stock plan approved by the Board of Directors of this corporation,

                          (C)  Capital stock, or options or warrants to
purchase capital stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions approved by the Board of Directors of this corporation,

                          (D)  Shares of Common Stock or Series A Preferred
Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock issuable upon exercise of warrants outstanding as of the date of these Amended and Restated Certificate of Incorporation,

                          (E)  Capital stock or warrants or options to purchase
capital stock issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors of the corporation,

                          (F)  Shares of Common Stock issued or issuable upon
conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series E Preferred Stock,

                          (G)  Shares of Common Stock issued or issuable in a
public offering prior to or in connection with which all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock will be converted to Common Stock, and

                          (H)  Shares of Series N Preferred Stock, or options
or warrants to purchase Series N Preferred Stock, issued to suppliers of the Company in connection with the Company's acquisition of inventory for redistribution in the ordinary course of the Company's business, which issuances are unanimously approved by the Board of Directors of the corporation.

                  (iii) In the event the corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Series N Preferred Stock or Common Stock or the determination of holders of Series N Preferred Stock or Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock
                                                               ------------
Equivalents") without payment of any consideration by such holder for the
-----------
additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Prices of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock respectively shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Preferred Stock shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 4(c)(i)(E).

                  (iv) If the number of shares of Series N Preferred Stock or Common Stock outstanding at any time after the Purchase Date for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for such Series shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such Series shall be decreased in proportion to such decrease in outstanding shares.

              (d) Other Distributions.  In the event this corporation shall
                  -------------------
declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(c)(iii), then, in each such case for the purpose of this Section 4(d), the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of (i) the number of shares of Common Stock of the corporation into which their shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution if such distribution is to be made to holders of Common Stock or (ii) the number of shares of Series N Preferred Stock equal to the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock held by such holder if such distribution is to be made to holders of Series N Preferred Stock.

              (e) Recapitalizations.  If at any time or from time to time there
                  -----------------
shall be a recapitalization of the Series N Preferred Stock or Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of an equal number of shares of Series N Preferred Stock or Common Stock deliverable upon conversion, respectively, would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Prices then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

              (f) No Impairment.  This corporation will not, by amendment of its
                  -------------
Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock against impairment.

              (g) No Fractional Shares and Certificate as to Adjustments.
                  ------------------------------------------------------

                  (i) No fractional shares shall be issued upon the conversion of any share or shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                  (ii) Upon the occurrence of each adjustment or readjustment of a Conversion Price of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock,Series D Preferred Stock or Series E Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of affected Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

              (h) Notices of Record Date.  In the event of any taking by this
                  ----------------------
corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

              (i) Reservation of Stock Issuable Upon Conversion.  This
                  ---------------------------------------------
corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series N Preferred Stock and Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series N Preferred Stock and Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

              (j) Notices.  Any notice required by the provisions of this
                  -------
Section 4 to be given to the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

          5.  Voting Rights.
              -------------

              (a) General.  Subject to subsection (b) hereof, the holder of each
                  -------
share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

              (b) Voting for Board of Directors.  So long as 3,000,000 shares of
                  -----------------------------
Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are outstanding, the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting separately as a class, shall be entitled to elect three members of the Board of Directors of this corporation. The holders of shares of Common Stock, voting separately as a class, shall be entitled to elect two members of the Board of Directors of the corporation. Any remaining members of the Board of Directors of this corporation shall be elected by the holders of the Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock voting together as a single class. If a vacancy on the Board of Directors is to be filled by the Board of Directors, only a director or directors elected by the same class of stockholders as those who would be entitled to vote to fill such vacancy, if any, shall vote to fill such vacancy. No action by members of the Board of Directors filling a vacancy on the Board of Directors shall be effective until 10 days after all Board members who do not have a right to vote on such appointment have received notice thereof. A majority of the Board members entitled to receive such notice may waive such notice requirement on behalf of all such Board members. A director may be removed from the Board of Directors with or without cause by the vote or consent of the holders of the outstanding class or Series with voting power to elect him or her in accordance with the Delaware General Corporation Law and these Amended and Restated Certificate of Incorporation.

              (c) Cumulative Voting.  In the election of directors, each holder
                  -----------------
of shares of any class or series of capital stock of the Corporation shall be entitled to as many votes as are equal to the number of votes which (except for this provision) such holder would be entitled to cast in such election with respect to such shares of stock multiplied by the number of directors to be elected by the holders of such stock, and may cast all votes for a single nominee for director or may distribute them among any two or more nominees.]

          6.  Protective Provisions.  So long as any shares of Series A
              ---------------------
Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a class except where otherwise required by law:

              (a) alter or change the rights, preferences or privileges of the shares of any Series of Preferred Stock so as to affect adversely the shares of such series;

              (b) increase or decrease (other than by redemption or conversion) the total number of authorized shares of Preferred Stock;

              (c) authorize or issue, or obligate itself to issue, any other equity security, including any other security convertible into or exercisable for any equity security having a preference over, or being on a parity with, the existing Series Preferred Stock with respect to voting, dividends or upon liquidation;

              (d) exchange, reclassify or cancel all or part of the Preferred Stock;

              (e) cancel or modify any dividends on the Preferred Stock which have accrued but not been paid; or

              (f) sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) or effect any transaction or series of transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of.

          7.  Status of Converted Stock.  In the event any shares of Series A
              -------------------------
Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Series D Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled and shall not be issuable by the corporation. The Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

      (C)  Rights, Preferences and Restrictions of Series N Preferred Stock.
           ----------------------------------------------------------------
The fifth Series of Preferred Stock shall be designated "Series N Preferred
                                                         ------------------
Stock" and shall consist of 650,000 shares. The rights, preferences, privileges,
-----
and restrictions granted to and imposed on the Series N Preferred Stock are as set forth below in this Article III(C).

          1.  Dividend Provisions.  The holders of shares of Series N Preferred
              -------------------
Stock shall be entitled to receive dividends, out of any assets legally available therefor, after payment of all dividends to holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock but prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of $0.08 per share per annum on each outstanding share of Series N Preferred Stock, payable quarterly when, as and if declared by the Board of Directors. No dividends shall be paid on any shares of Series N Preferred Stock unless a dividend (including the amount of any dividends paid pursuant to the provisions of Division B,
Section 1 above) is paid with respect to all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock Series D Preferred Stock and Series E Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock (as adjusted for stock splits, dividends, recapitalizations and the like). Such dividends shall not be cumulative.

          2.  Liquidation Preference.
              ----------------------

              (a) In the event of any liquidation, dissolution or winding up of this corporation (as defined in Division (B) Section 2(c) above) the holders of the Series N Preferred Stock shall be entitled to receive, after the satisfaction of the full liquidation preference of all shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, but prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock, by reason of their ownership thereof, an amount equal to $1.00 for each share of Series N Preferred Stock then held by them plus declared but unpaid dividends on the Series N Preferred Stock. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series N Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of the corporation remaining after distribution of the full liquidation preference to all holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock and legally available for distribution shall be distributed ratably among the holders of the Series N Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

              (b) Upon the completion of the distribution required by
Section 2(a) above, if assets remain in this corporation, the holders of the Common Stock of this corporation shall receive all of the remaining assets of this corporation.

              (c) In any of the events specified in (a) above, if the consideration received by the corporation is other than cash, its value will be calculated as provided in Division (B), Sections 2(d)(i) and (ii) above.

          3.  Redemption.  The Series N Preferred Stock is not redeemable.
              ----------

          4.  Conversion.
              ----------

              (a) Automatic Conversion.  The Series N Preferred Stock shall
                  --------------------
automatically be converted into shares of Common Stock at the rate of one share of Series N Preferred Stock per share of Common Stock (the "Series N Conversion
                                                            -------------------
Rate") except as provided below in Section 4(c), immediately upon the earlier of
----
(i) the corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding shares of Series N Preferred Stock, voting together as a class.

              (b) Mechanics of Conversion.  Before any shares of Series N
                  -----------------------
Preferred Stock shall be converted into shares of Common Stock, the holder thereof shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series N Preferred Stock, and indicating therewith the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series N Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the Series N Preferred Stock shall be deemed to have been converted immediately prior to the closing of such sale of securities. If the conversion is in connection with a vote or agreement of the outstanding shares of Series N Preferred Stock, then the Series N Preferred Stock shall be deemed to be converted on the effective date of such vote or agreement.

              (c) Conversion Price Adjustments of Series N Preferred Stock for
                  ------------------------------------------------------------
Splits and Combinations.  The Series N Conversion Rate shall be subject to
-----------------------
adjustment from time to time as follows:

                  (i) In the event the corporation should at any time or from time to time after the date on which Series N Preferred Stock is first issued fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in Common Stock Equivalents without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Series N Conversion Rate shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series N Preferred Stock shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in
Section 4(d)(i)(E) of Division B of this Article III.

                  (ii) If the number of shares of Common Stock outstanding at any time after the date on which Series N Preferred Stock is first issued for the Series N Preferred Stock is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Series N Conversion Rate shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series N Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

              (d) Other Distributions.  In the event this corporation shall
                  -------------------
declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(c)(i), then, in each such case for the purpose of this Section 4(d), the holders of Series N Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of (i) the number of shares of Common Stock of the corporation into which their shares of Series N Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

              (e) Recapitalizations.  If at any time or from time to time there
                  -----------------
shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section
2) provision shall be made so that the holders of the Series N Preferred Stock shall thereafter be entitled to receive upon conversion of the Series N Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Series N Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Series N Conversion Rate then in effect and the number of shares purchasable upon conversion of the Series N Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

              (f) No Impairment.  This corporation will not, by amendment of its
                  -------------
Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of Series N Preferred Stock against impairment.

              (g) No Fractional Shares.  No fractional shares shall be issued
                  --------------------
upon the conversion of any share or shares of the Series N Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series N Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

          5.  Voting Rights.  The Series N Preferred Stock shall have no rights
              -------------
with respect to the election of directors or any other matter to be put before the stockholders of the corporation.

          6.  Status of Converted Stock.  In the event any shares of Series N
              -------------------------
Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be canceled and shall not be issuable by the corporation. The Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

      (D)  Common Stock.
           ------------

          1.  Dividend Rights.  Subject to the prior rights of holders of all
              ---------------
classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

          2.  Liquidation Rights.  Upon the liquidation, dissolution or winding
              ------------------
up of the corporation, the assets of the corporation shall be distributed as provided in Section 2 of Division (B) and Section 2 of Division (C) of this
Article IV.

          3.  Redemption.  The Common Stock is not redeemable.
              ----------

          4.  Voting Rights.  The holder of each share of Common Stock shall
              -------------
have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law and these Amended and Restated Certificate of Incorporation.


                                   ARTICLE V

     The Board of Directors of the Corporation is expressly authorized to make, alter or repeal Bylaws of the Corporation.


                                  ARTICLE VI

     Elections of directors need not be by written ballot unless otherwise provided in the Bylaws of the Corporation.

                                  ARTICLE VII

      (A) To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

      (B) The Corporation shall indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Corporation or any predecessor of the Corporation, or serves or served at any other enterprise as a director or officer at the request of the Corporation or any predecessor to the Corporation.

      (C) Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this
Article VII in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.


                                  ARTICLE VIII

          Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                 *     *     *

     The foregoing Amended and Restated Certificate of Incorporation has been duly adopted by this Corporation's Board of Directors and stockholders in accordance with the applicable provisions of Section 228, 242 and 245 of the General Corporation Law of the State of Delaware.

     Executed at San Francisco, California, on August 26, 1999.



                                        /s/ West Shell, III
                                    ------------------------------------
                                    West Shell, III
                                    Chairman & Chief Executive Officer


                                        /s/ John F. Longinotti
                                    ------------------------------------
                                    John F. Longinotti,
                                    Asst. Secretary

                                      -20-